EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS
- Fourth Quarter 2021 Revenue Grew 129% Year-Over-Year to $159.2 Million -
- Full Year 2021 Revenue Grew 135% Year-Over-Year to $567.3 Million -
- Fourth Quarter 2021 Organic Revenue Growth(2) of 18% -
- Full Year 2021 Organic Revenue Growth(2) of 22% -
- Full Year 2021 “MGA of the Future” Revenue Growth of 47% -
- Full Year 2021 Total Revenue from Partnerships(6) of $206.2 million -
TAMPA, FLORIDA - March 1, 2022 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm, announced its results for the quarter and full year ended December 31, 2021.
FOURTH QUARTER 2021 HIGHLIGHTS
•Revenue increased 129% year-over-year to $159.2 million
•Pro Forma Revenue(1) grew 80% year-over-year to $170.0 million
•Organic Revenue Growth(2) was 18% year-over-year
•“MGA of the Future” revenue grew organically 36% year-over-year to $22.4 million
•GAAP net loss of $44.4 million and GAAP loss per share of $0.41
•Adjusted Net Income(3) grew 118% to $11.7 million, or $0.10(3) per fully diluted share
•Adjusted EBITDA(4) grew 91% to $20.2 million
•Adjusted EBITDA Margin(4) of 13%
•Pro Forma Adjusted EBITDA(5) of $28.1 million and Pro Forma Adjusted EBITDA Margin(5) of 17%
•“MGA of the Future” policies in force grew by 30,439 to 692,385 at December 31, 2021. Comparatively, in the fourth quarter 2020, policies in force grew sequentially by 24,069
•Closed six Partner acquisitions during the fourth quarter 2021 that generated total revenue(6) of approximately $133.7 million for the 12-month period pre-acquisition

“We had an excellent close to an outstanding year for BRP Group, as we more than doubled our quarterly revenue year-over year to $159.2 million, driven by our recent Partnerships, our ‘MGA of the Future’ platform and another quarter of strong organic growth, as highlighted by double-digit organic growth for across all four operating groups in the fourth quarter,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “Along with our rapid top-line growth, we were very active in completing six new Partnerships (including three Top 100 U.S. brokers) while maintaining a robust pipeline of additional opportunities. We are thrilled with our performance in 2021, having firmly established BRP Group as the premier destination for our industry’s top talent and independent brokers, remaining well-positioned to continue delivering sustainable growth and creating stakeholder value in 2022 and beyond.”
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2021, cash and cash equivalents were $138.3 million and there was $846.6 million of long-term debt principal amount outstanding. The Company had outstanding borrowing capacity of $440.0 million under its revolving credit facility.
FULL YEAR 2021 HIGHLIGHTS
•Revenue increased 135% year-over-year to $567.3 million
•Pro Forma Revenue(1) grew 69% year-over-year to $719.3 million
•Organic Revenue Growth(2) was 22% year-over-year
•“MGA of the Future” revenue grew organically 47% to $85.5 million
•GAAP net loss of $58.1 million and GAAP loss per share of $0.64
•Adjusted Net Income(3) grew 141% to $80.6 million, or $0.80(3) per fully diluted share
•Adjusted EBITDA(4) grew 157% to $112.9 million
•Adjusted EBITDA Margin(4) of 20%
•Pro Forma Adjusted EBITDA(5) of $175.0 million and Pro Forma Adjusted EBITDA Margin(5) of 24%
•Closed 16 Partner acquisitions during 2021 that generated total revenue(6) of approximately $206.2 million for the 12-month period pre-acquisition
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss fourth quarter 2021 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.

ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP Group represents over 900,000 clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Organic Revenue for the three months ended December 31, 2020 used to calculate Organic Revenue Growth for the three months ended December 31, 2021 was $70.4 million, which is adjusted to reflect revenues from Partnerships that have reached the 12-month owned mark during the three months ended December 31, 2021. Organic Revenue for the year ended December 31, 2020 used to calculate Organic Revenue Growth for the year ended December 31, 2021 was $241.0 million, which is adjusted to reflect revenues from Partnerships that have reached the 12-month owned mark during the year ended December 31, 2021. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net loss attributable to BRP Group,. and reconciliation of Adjusted Diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(4)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(6)    Represents the aggregate revenues of Partners acquired during the relevant period presented, for the most recent trailing 12-month period prior to acquisition by the Company, in each case, at the time the due diligence was concluded based on a quality of earnings review and not an audit.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2021, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com

PRESS
Rachel DeAngelo, Communications Manager
Baldwin Risk Partners
(813) 387-6842 | rdeangelo@baldwinriskpartners.com

BRP GROUP, INC.
Consolidated Statements of Comprehensive Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Commissions and fees	$159,200	$69,649	$567,290	$240,919

Operating expenses:
Commissions, employee compensation and benefits	121,529	51,834	400,050	174,114
Other operating expenses	37,782	17,483	102,162	48,060
Amortization expense	14,845	5,807	48,720	19,038
Change in fair value of contingent consideration	22,033	7,819	45,196	20,516
Depreciation expense	868	466	2,788	1,129
Total operating expenses	197,057	83,409	598,916	262,857

Operating loss	(37,857)	(13,760)	(31,626)	(21,938)

Other income (expense):
Interest expense, net	(8,468)	(5,303)	(26,899)	(7,857)
Other income (expense), net	1,959	(72)	424	(95)
Total other expense	(6,509)	(5,375)	(26,475)	(7,952)

Loss before income taxes	(44,366)	(19,135)	(58,101)	(29,890)
Income tax expense (benefit)	19	(17)	19	(5)
Net loss	(44,385)	(19,118)	(58,120)	(29,885)
Less: net loss attributable to noncontrolling interests	(21,738)	(8,810)	(27,474)	(14,189)
Net loss attributable to BRP Group, Inc.	$(22,647)	$(10,308)	$(30,646)	$(15,696)

Comprehensive loss	$(44,385)	$(19,118)	$(58,120)	$(29,885)
Comprehensive loss attributable to noncontrolling interests	(21,738)	(8,810)	(27,474)	(14,189)
Comprehensive loss attributable to BRP Group, Inc.	(22,647)	(10,308)	(30,646)	(15,696)

Basic and diluted net loss per share	$(0.41)	$(0.29)	$(0.64)	$(0.58)
Basic and diluted weighted-average shares of Class A common stock outstanding	54,874,756	35,527,936	47,587,866	27,175,705

BRP GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$138,292	$108,462
Restricted cash	89,445	33,560
Premiums, commissions and fees receivable, net	340,837	155,501
Prepaid expenses and other current assets	8,151	4,447
Due from related parties	1,668	19
Total current assets	578,393	301,989
Property and equipment, net	17,474	11,019
Right-of-use assets	81,646	—
Other assets	25,586	11,084
Intangible assets, net	944,467	554,320
Goodwill	1,228,741	651,502
Total assets	$2,876,307	$1,529,914
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$310,045	$135,576
Producer commissions payable	41,833	24,260
Accrued expenses and other current liabilities	92,223	51,490
Related party notes payable	61,500	—
Current portion of contingent earnout liabilities	35,088	6,094
Total current liabilities	540,689	217,420
Revolving line of credit	35,000	—
Long-term debt, less current portion	814,614	381,382
Contingent earnout liabilities, less current portion	223,501	158,725
Operating lease liabilities, less current portion	71,357	—
Other liabilities	3,590	2,419
Total liabilities	1,688,751	759,946
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	269	98
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 58,602,859 and 44,953,166 shares issued and outstanding at December 31, 2021 and 2020, respectively	586	450
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 56,338,051 and 49,828,383 shares issued and outstanding at December 31, 2021 and 2020, respectively	6	5
Additional paid-in capital	663,002	392,139
Accumulated deficit	(54,992)	(24,346)
Stockholder notes receivable	(219)	(465)
Total stockholders’ equity attributable to BRP Group, Inc.	608,383	367,783
Noncontrolling interest	578,904	402,087
Total stockholders’ equity	1,187,287	769,870
Total liabilities, mezzanine equity and stockholders’ equity	$2,876,307	$1,529,914

BRP GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(58,120)	$(29,885)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51,508	20,167
Change in fair value of contingent consideration	45,196	20,516
Share-based compensation expense	19,193	7,744
Amortization of deferred financing costs	3,506	1,002
Payment of contingent earnout consideration in excess of purchase price accrual	(4,825)	(1,727)
Other fair value adjustments	311	67
Change in fair value of interest rate caps	123	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(64,501)	(6,828)
Prepaid expenses and other assets	(8,032)	(1,611)
Due to/from related parties	(1,649)	24
Right-of-use assets	(81,646)	—
Accounts payable, accrued expenses and other current liabilities	55,188	27,348
Operating lease liabilities	83,877	—
Net cash provided by operating activities	40,129	36,817
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(668,033)	(669,236)
Capital expenditures	(5,321)	(5,469)
Investment in business venture	(1,907)	(1,250)
Cash consideration paid for asset acquisitions, net of cash received	(3,212)	(1,854)
Net cash used in investing activities	(678,473)	(677,809)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	269,375	451,574
Purchase of LLC Units from shareholders	—	(78,274)
Payment of offering costs	(1,054)	(1,868)
Payment of contingent and guaranteed earnout consideration	(7,723)	(1,192)
Proceeds from revolving line of credit	420,210	385,637
Repayments of revolving line of credit	(385,210)	(325,000)
Proceeds from long-term debt	441,430	286,331
Repayments of long-term debt	(5,630)	(1,000)
Payments of debt issuance and debt extinguishment costs	(1,124)	(4,507)
Proceeds received from repayment of stockholder/member notes receivable	246	223
Purchase of interest rate caps	(6,461)	—
Other financing activity	—	19
Net cash provided by financing activities	724,059	711,943
Net increase in cash and cash equivalents and restricted cash	85,715	70,951
Cash and cash equivalents and restricted cash at beginning of year	142,022	71,071
Cash and cash equivalents and restricted cash at end of year	$227,737	$142,022

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted earnings (loss) per share (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc. or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation, amortization and change in fair value of contingent consideration. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2020 are excluded from Organic Revenue for 2020. However, after June 1, 2021, results from June 1, 2020 to December 31, 2020 for such Partners are compared to results from June 1, 2021 to December 31, 2021 for purposes of calculating Organic Revenue Growth in 2021. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2021	2020	2021	2020
Commissions and fees	$159,200	$69,649	$567,290	$240,919

Net loss	$(44,385)	$(19,118)	$(58,120)	$(29,885)
Adjustments to net loss:
Amortization expense	14,845	5,807	48,720	19,038
Change in fair value of contingent consideration	22,033	7,819	45,196	20,516
Interest expense, net	8,468	5,303	26,899	7,857
Share-based compensation	7,272	2,387	19,193	7,744
Transaction-related Partnership expenses	7,956	7,079	19,182	13,851
Depreciation expense	868	466	2,788	1,129
Severance	390	—	871	89
Change in fair value of interest rate caps	(1,036)	—	123	—
Income tax provision	19	(17)	19	(5)
Capital related expenses	—	87	—	1,087
Other	3,816	802	8,038	2,535
Adjusted EBITDA	$20,246	$10,615	$112,909	$43,956
Adjusted EBITDA Margin	13%	15%	20%	18%
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2021	2020	2021	2020
Commissions and fees	$159,200	$69,649	$567,290	$240,919
Partnership commissions and fees (1)	(75,888)	(26,682)	(272,272)	(81,250)
Organic Revenue (2)	$83,312	$42,967	$295,018	$159,669
Organic Revenue Growth (2)	$12,904	$6,387	$54,004	$21,780
Organic Revenue Growth % (2)	18%	17%	22%	16%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners. For the year ended December 31, 2021, amount is reduced by approximately $830,000 for the timing of certain cash receipts that were fully constrained under ASC Topic 606 in the post-partnership period for our partnership with Agency RM, which closed February 1, 2020.
(2)    Organic Revenue for the three and twelve months ended December 31, 2020 used to calculate Organic Revenue Growth for the three and twelve months ended December 31, 2021 was $70.4 million and $241.0 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and twelve months ended December 31, 2021.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net loss attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted net loss per share attributable to BRP Group, Inc. Class A common stock:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages, share and per share data)	2021	2020	2021	2020
Net loss attributable to BRP Group, Inc.	$(22,647)	$(10,308)	$(30,646)	$(15,696)
Net loss attributable to noncontrolling interests	(21,738)	(8,810)	(27,474)	(14,189)
Amortization expense	14,845	5,807	48,720	19,038
Change in fair value of contingent consideration	22,033	7,819	45,196	20,516
Share-based compensation	7,272	2,387	19,193	7,744
Transaction-related Partnership expenses	7,956	7,079	19,182	13,851
Amortization of deferred financing costs	1,205	618	3,506	1,002
Depreciation	868	466	2,788	1,129
Severance	390	—	871	89
Change in fair value of interest rate caps	(1,036)	—	123	—
Capital related expenses	—	87	—	1,087
Other	3,816	802	8,038	2,535
Adjusted pre-tax income	12,964	5,947	89,497	37,106
Adjusted income taxes (1)	1,283	589	8,860	3,673
Adjusted Net Income	$11,681	$5,358	$80,637	$33,433

Weighted-average shares of Class A common stock outstanding - diluted	54,875	35,528	47,588	27,176
Dilutive effect of unvested restricted shares of Class A common stock	2,710	832	1,982	571
Exchange of Class B shares (2)	55,638	46,280	51,811	45,147
Adjusted dilutive weighted-average shares outstanding	113,223	82,640	101,381	72,894

Adjusted Diluted EPS	$0.10	$0.06	$0.80	$0.46

Diluted net loss per share	$(0.41)	$(0.29)	$(0.64)	$(0.58)
Effect of exchange of Class B shares and net loss attributable to noncontrolling interests per share	0.02	0.06	0.07	0.17
Other adjustments to net loss per share	0.50	0.30	1.46	0.92
Adjusted income taxes per share	(0.01)	(0.01)	(0.09)	(0.05)
Adjusted Diluted EPS	$0.10	$0.06	$0.80	$0.46
___________
(1)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(2)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue and Pro Forma Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Commissions and fees	$159,200	$69,649	$567,290	$240,919
Revenue for Partnerships in the unowned period(1)	10,773	24,757	152,030	185,330
Pro Forma Revenue	$169,973	$94,406	$719,320	$426,249
Pro Forma Revenue Growth	$75,567	$57,845	$293,071	$273,639
Pro Forma Revenue Growth %	80%	158%	69%	179%
___________
(1)    The adjustments for the three months ended December 31, 2021 reflect commissions and fees revenue for Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. The adjustments for the three months ended December 31, 2020 reflect commissions and fees revenue for Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Westward Insurance Services, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the year ended December 31, 2021 reflect commissions and fees revenue for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc., Tim Altman, Inc., Seniors’ Insurance Services of Washington, Inc., Mid-Continent Companies, Ltd., RogersGray Inc., EBSME, LLC, FounderShield LLC, The Capital Group, LLC, River Oak Risk, LLC, White Hill Plaza, Inc., Jacobson, Goldfarb & Scott, Inc, Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. The adjustments for the year ended December 31, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc., Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC, Fletcher Financial Group, Inc., Medicare Insurance Advisors, Inc., Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Westward Insurance Services, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Pro forma revenue	$169,973	$94,406	$719,320	$426,249

Net loss	(44,385)	(19,118)	(58,120)	(29,885)
Net income for Partnerships in the unowned period(1)	5,421	4,005	29,078	25,205
Pro forma net loss	(38,964)	(15,113)	(29,042)	(4,680)
Adjustments to pro forma net loss:
Amortization expense	16,451	10,439	68,805	43,965
Change in fair value of contingent consideration	22,033	7,819	45,196	20,516
Interest expense, net	9,333	5,586	39,852	22,290
Share-based compensation	7,272	2,387	19,193	7,744
Transaction-related Partnership expenses	7,956	7,079	19,182	13,851
Depreciation expense	868	746	2,788	2,474
Severance related to Partnership activity	390	—	871	89
Change in fair value of interest rate caps	(1,036)	—	123	—
Income tax provision	19	(17)	19	(5)
Capital related expenses	—	87	—	1,087
Other	3,816	802	8,038	2,535
Pro Forma Adjusted EBITDA	$28,138	$19,815	$175,025	$109,866
Pro Forma Adjusted EBITDA Margin	17%	21%	24%	26%
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(1)    The adjustments for the three months ended December 31, 2021 reflect net income (loss) for Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. The adjustments for the three months ended December 31, 2020 reflect net income (loss) for Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Westward Insurance Services, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the year ended December 31, 2021 reflect net income (loss) for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc., Tim Altman, Inc., Seniors’ Insurance Services of Washington, Inc., Mid-Continent Companies, Ltd., RogersGray Inc., EBSME, LLC, FounderShield LLC, The Capital Group, LLC, River Oak Risk, LLC, White Hill Plaza, Inc., Jacobson, Goldfarb & Scott, Inc, Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. The adjustments for the year ended December 31, 2020 reflect net income (loss) for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc., Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC, Fletcher Financial Group, Inc., Medicare Insurance Advisors, Inc., Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Westward Insurance Services, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:
Amended LLC Agreement    Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
ASC Topic 606    Accounting Standards Codification Topic 606, Revenue from Contracts with Customers
Clients    Our insureds
Colleagues    Our employees
GAAP    Accounting principles generally accepted in the United States of America
Partners    Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships    Strategic acquisitions made by the Company